                 Crown Cork & Seal Company, Inc.
             Exhibit 21 - Subsidiaries of Registrant
                             1 of 2
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                                                                                 PERCENT OF
                                                                                   VOTING
                                                                                 SECURITIES
     NAME                                        WHERE ORGANIZED                    OWNED
Crown Cork & Seal Company, Inc.                    Pennsylvania                  Registrant
Crown Cork & Seal Company (PA.) Inc.               Pennsylvania                     100%
CONSTAR International, Inc.                        Delaware                         100%
Van Dorn Company                                   Ohio                             100%
Crown Financial Corporation                        Pennsylvania                     100%
Nationwide Recyclers, Inc.                         Pennsylvania                     100%
H-V Industries, Inc.                               Pennsylvania                     100%
Volstro Manufacturing Company                      Pennsylvania                     100%
Northern Engineering and Machine Corporation       Pennsylvania                     100%
Nationwide Coil Coating Company, Inc.              Ohio                             100%
Wissota Enterprises, Inc.                          Wisconsin                        100%
Foreign Manufacturers Finance Corporation          Delaware                         100%
Crown Cork & Seal Company (Delaware) Inc.          Delaware                         100%
Crown Beverage Packaging, Inc.                     Delaware                         100%
Automated Containers Corporation                   Florida                          100%
Crown-LaWarre Precision Technologies, Inc.         Florida                          100%
Central States Can Company of Puerto Rico, Inc.    Ohio                             100%
Crown Cork & Seal Foreign Sales Corporation        Virgin Islands                   100%
Aluplata S.A.                                      Argentina                        100%
Crown Cork de Argentina S.A.                       Argentina                        100%
Crown Cork Company (Austria) GMBH                  Austria                          100%
Crown Cork Company (Belgium) N.V.                  Belgium                         99.79%
Crown Cork do Brasil, S.A. (Rolhas Metalicas)      Brazil                           100%
Crown Cork & Seal Canada Inc.                      Canada                           100%
CONSTAR Plastics of Canada, Inc.                   Canada                           100%
Central States Can Company of Canada, Inc.         Canada                           100%
Crown Cork de Chile, S.A.I.                        Chile                            100%
Crown Litometal, S.A.                              Colombia                         100%
Crown Cork Centroamericana, S.A.                   Costa Rica                       100%
Crown Cork de Puerto Rico, Inc.                    Delaware                         100%
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
                 Crown Cork & Seal Company, Inc.
       Exhibit 21 - Subsidiaries of Registrant (Continued)
                             2 of 2
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
                                                                                 PERCENT OF
                                                                                   VOTING
                                                                                 SECURITIES
     NAME                                        WHERE ORGANIZED                    OWNED
Crown Cork Co. (Scandinavia) A/S                   Denmark                          100%
Crown Cork del Ecuador, C.A.                       Ecuador                          100%
Crown Cork Company (France) S.A.                   France                           100%
CONSTAR International France, SARL                 France                           100%
Crown Bender (Germany) GMBH                        Germany                          100%
Crown Cork de Guatemala, S.A.                      Guatemala                        100%
Crown Can Hong Kong, Ltd.                          Hong Kong                        50.1%
Magyar Crown Cork KFT (Crown Cork
     Manufacturers Company, Hungary KFT)           Hungary                          100%
The Irish Crown Cork Ltd.                          Ireland                          100%
Crown Cork Company (Italy) S.P.A.                  Italy                            100%
The Crown Cork Company (East Africa) Ltd.          Kenya                             70%
Crown Cork de Mexico, S.A.                         Mexico                           100%
Envases Generales Crown, S.A. DE C.V.              Mexico                           100%
Crown Cork Company (Morocco) S.A.                  Morocco                          100%
Crown Cork Company (Holland) B.V.                  The Netherlands                  100%
CONSTAR International Holland B.V.                 The Netherlands                  100%
Crown Cork & Seal (PNG) Pty., Ltd.                 Papua New Guinea                 100%
Crown Cork del Peru, S.A.                          Peru                            96.07%
Crown Cork & Seal (Portugal) S.A.                  Portugal                         100%
Crown Investment Holdings (Pty) Limited            South Africa                     100%
Crown Cork Company Iberica (Spain) S.A.            Spain                            100%
Crown Cork AG                                      Switzerland                      100%
Crown Obrist AG                                    Switzerland                      100%
COPAG Trading AG                                   Switzerland                      100%
Crown Cork & Seal (Thailand) Co., Ltd.             Thailand                        99.82%
Emirates Can Company, Ltd. (Dubai, UAE)            United Arab Emirates              50%
The Crown Cork Company Limited                     United Kingdom                   100%
CONSTAR International U.K. Ltd.                    United Kingdom                   100%
Crown Cork de Venezuela, C.A.                      Venezuela                        100%
Crown Cork Company (Zambia) Limited                Zambia                            70%
Crown Cork Company (1958) (Pvt) Limited            Zimbabwe                          70%

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